Investor Relations Ashley Serrao + 1 646 430 6027 Ashley.Serrao@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com

TRADEWEB REPORTS FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL RESULTS

New York, February 4, 2021 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today reported financial results for the quarter and full year ended December 31, 2020.

$233.1 million quarterly gross revenues increased 18.1% (15.9% on a constant currency basis) year over year. Full Year 2020 gross revenue increase of 15.1% vs Full Year 2019
$897.9 billion record average daily volume (“ADV”) for the quarter, an increase of 30.9% year over year with ADV records in U.S. High Yield bonds, Chinese bonds and Repos. Quarterly records for TRACE market share in U.S. High Grade and U.S. High Yield bonds
$66.4 million net income and $80.5 million adjusted net income for the quarter, increases of 16.0%, and 33.1% respectively from the prior year period
49.2% adjusted EBITDA margin or $114.6 million adjusted EBITDA for the quarter, compared to 46.9% or $92.4 million respectively for the prior year period
$0.28 diluted earnings per share (“Diluted EPS”) for the quarter and $0.34 adjusted diluted earnings per share
$0.08 per share quarterly cash dividend declared and $150 million share repurchase program launched

Lee Olesky, CEO of Tradeweb Markets:

“Strong financial results for the fourth quarter capped off a transformative year for Tradeweb. We reported record average daily volumes for Q4 thanks to broad-based momentum across asset classes. Wherever our clients were working in 2020, we know that electronic trading, digital processing and data helped them navigate unprecedented debt issuance and market volatility. Our markets are evolving, and with 2021 volumes off to a strong start we are excited about the role electronic trading continues to play in that evolution."

SELECT FINANCIAL RESULTS	4Q20	4Q19	Change		Constant Currency Growth(1)		ADV (US $bn) (Unaudited)
(dollars in thousands except per share amounts)(Unaudited)							Asset Class	Product	4Q20	4Q19	YoY
GAAP Financial Measures							Rates	Cash	328	268	22.5%
Gross revenue	$233,076	$197,308	18.1%		15.9%			Derivatives	209	184	14.1%
Rates	$121,699	$107,539	13.2%		10.8%			Total	537	451	19.1%
Credit	$59,255	$43,542	36.1%		33.9%		Credit	Cash	8	6	38.5%
Equities	$15,011	$11,665	28.7%		23.8%			Derivatives	10	7	32.8%
Money Markets	$10,382	$10,027	3.5%		2.1%			Total	18	13	35.4%
Market Data	$20,864	$19,361	7.8%		7.3%		Money Markets	Cash	330	212	55.6%
Other	$5,865	$5,174	13.4%		13.4%			Total	330	212	55.6%
Net income	$66,449	$57,278	16.0%				Equities	Cash	7	5	50.1%
Net Income attributable to Tradeweb Markets Inc.(2)	$55,060	$41,329	33.2%					Derivatives	6	4	25.4%
								Total	12	9	37.9%
Diluted EPS	$0.28	$0.25	12.0%					Total	898	686	30.9%
Non-GAAP Financial Measures
Adjusted EBITDA (1)	$114,576	$92,441	23.9%		20.0%
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency growth are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.

(2) Represents net income less net income attributable to non-controlling interests.

Adjusted EBITDA margin (1)	49.2%	46.9%	231	bps	167	bps
Adjusted EBIT (1)	$103,563	$81,482	27.1%		22.7%
Adjusted EBIT margin (1)	44.4%	41.3%	314	bps	242	bps
Adjusted Net Income (1)	$80,483	$60,489	33.1%		28.4%
Adjusted Diluted EPS (1)	$0.34	$0.26	30.8%		26.9%

DISCUSSION OF RESULTS: FOURTH QUARTER 2020
Rates – Revenues from rates of $121.7 million in the fourth quarter of 2020 increased 13.2% compared to the fourth quarter of 2019 (10.8% on a constant currency basis). ADV in rates of $537.3 billion for the fourth quarter of 2020 increased 19.1% compared with the fourth quarter of 2019. Government bond trading increased due in part to growth in execution via firm streams and new client acquisition, along with higher global issuances and volatility around COVID-19, the U.S. election and Brexit. Low mortgage rates drove mortgage origination and higher secondary trading volumes, while macro uncertainty contributed to higher volumes in rates derivatives.

Credit – Revenues from credit of $59.3 million in the fourth quarter of 2020 increased 36.1% compared to the fourth quarter of 2019 (33.9% on a constant currency basis) as continued growth in portfolio trading and anonymous all-to-all trading protocols helped Tradeweb capture quarterly record TRACE market share in U.S. High Grade and U.S. High Yield bonds, with fully electronic representing the majority of each. Quarterly ADV in credit of $17.9 billion for the fourth quarter increased 35.4% over the prior year period with records in U.S. High Yield, U.S. High Grade-Fully Electronic and Chinese bonds.

Money Markets – Revenues from money markets of $10.4 million in the fourth quarter of 2020 increased 3.5% compared to the fourth quarter of 2019 (2.1% on a constant currency basis). Record quarterly ADV in money markets of $330.3 billion increased 55.6% driven in part by the addition of new dealers and participants on our global institutional Repo platform.

Equities – Revenues from equities of $15.0 million in the fourth quarter of 2020 increased 28.7% compared to the fourth quarter of 2019 (23.8% on a constant currency basis). ADV in equities of $12.4 billion for the fourth quarter of 2020 increased 37.9% as global ETF trading benefited from sharp fluctuations in equity markets and continued new client adoption.

Market Data – Revenues from market data of $20.9 million in the fourth quarter of 2020 increased 7.8% compared to the fourth quarter of 2019 (7.3% on a constant currency basis) due to delivery of additional data under our market data license agreements with Refinitiv.

Other – Other revenues of $5.9 million in the fourth quarter of 2020 increased 13.4% compared to the fourth quarter of 2019 (13.4% on a constant currency basis).

Operating Expenses – Operating expenses of $161.5 million in the fourth quarter of 2020 increased 13.0% compared to the fourth quarter of 2019 due to higher employee compensation and benefits expense, as well as higher depreciation and amortization expense. Adjusted Expenses were $129.5 million in the fourth quarter of 2020, an increase of 11.8% from the prior year period, primarily due to higher employee compensation and benefits expense associated with performance-related compensation and higher headcount, as well as higher technology and communications expense. Please see "Non-GAAP Financial Measures" below for additional information.
DISCUSSION OF RESULTS: FULL YEAR 2020
Tradeweb recorded its 21st consecutive year of record revenues in 2020. Gross revenue increased 15.1% (14.5% on a constant currency basis), to $892.7 million, compared to full year 2019, driven by record volumes across all of our asset classes and capped off by a record fourth quarter. Net income increased 26.2% to $218.4 million for the year ended December 31, 2020, compared to $173.0 million for the year ended December 31, 2019. Adjusted EBITDA margin increased to 48.9% for the year ended December 31, 2020 compared to 45.5% for the year ended December 31, 2019, representing an increase of 336 basis points (285 bps on a constant currency basis). Diluted EPS was $0.88 for the year ended December 31, 2020. Adjusted Diluted EPS was $1.31 for the year ended December 31, 2020.
CAPITAL MANAGEMENT
•$791.3 million in cash and cash equivalents and an undrawn $500 million credit facility at December 31, 2020.
•Capital expenditures and capitalization of software development: $42.5 million.
•Free cash flow for the year ended December 31, 2020 of $400.7 million up 50.3%. See “Non-GAAP Financial Measures” for additional information.
•The Board of Directors of Tradeweb Markets Inc. declared a quarterly cash dividend of $0.08 per share of Class A common stock and Class B common stock, payable on March 15, 2021 to stockholders of record as of March 1, 2021.
•The Board also authorized a $150 million share repurchase program. The amounts and timing of the repurchases will be subject to, among other factors, general market conditions and the prevailing price and trading volumes of our Class A common stock. The repurchase program, which is authorized through the end of 2023, does not require the Company to acquire a specific number of shares and may be suspended, amended or discontinued at any time.
OTHER MATTERS
Full-Year 2021 Guidance*
•Adjusted Expenses: $530 - $560 million
◦Non-GAAP adjusted expense guidance does not include any expenses tied to our recently announced acquisition of Nasdaq’s U.S. fixed income electronic trading platform. We will update our guidance following the closing of the deal.
•Acquisition and Refinitiv Transaction related depreciation and amortization expense: $120 million
•Assumed non-GAAP tax rate: 22.0%
•Capital expenditures and capitalization of software development: $45 - $50 million

*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates.
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CONFERENCE CALL
Tradeweb Markets will hold a conference call to discuss fourth quarter 2020 results starting at 9:25 AM EST today, February 4, 2021. A live, audio webcast of the conference call along with related materials will be available at http://investors.tradeweb.com. Alternatively, interested parties can access the call by dialing 866-221-1629 (U.S.) or +1 470-495-9175 (international) and entering passcode 6190256. After the conference call, an archived recording will be available at http://investors.tradeweb.com.
ABOUT TRADEWEB MARKETS
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 40 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves approximately 2,500 clients in more than 65 countries. On average, Tradeweb facilitated more than $835 billion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.

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TRADEWEB MARKETS INC.
INCOME STATEMENT
Dollars in Thousands, Except Per Share Data

	Quarter Ended December 31,				Year Ended December 31,
	2020		2019		2020		2019
Revenues	(unaudited)		(unaudited)		(unaudited)
Transaction fees	$134,922		$104,245		$518,474		$423,583
Subscription fees	36,652		34,333		142,358		138,731
Commissions	42,913		41,165		163,114		149,365
Refinitiv market data fees	16,240		15,383		59,706		55,635
Other	2,349		2,182		9,007		8,252
Gross revenue	233,076		197,308		892,659		775,566

Expenses
Employee compensation and benefits	86,305		76,545		349,658		329,457
Depreciation and amortization	39,837		36,402		153,789		139,330
Technology and communications	13,103		10,199		47,500		39,285
General and administrative	10,302		8,999		34,822		34,960
Professional fees	7,967		7,048		28,875		28,029
Occupancy	3,982		3,786		14,660		14,686
Total expenses	161,496		142,979		629,304		585,747
Operating income	71,580		54,329		263,355		189,819
Tax receivable agreement liability adjustment	11,425		33,134		11,425		33,134
Net interest income (expense)	(380)		704		(316)		2,373
Income before taxes	82,625		88,167		274,464		225,326
Provision for income taxes	(16,176)		(30,889)		(56,074)		(52,302)
Net income	$66,449		$57,278		$218,390		$173,024
Less: Pre-IPO net income attributable to Tradeweb Markets LLC	—		—		—		42,352
Net income attributable to Tradeweb Markets Inc. and non-controlling interests	66,449		57,278		218,390		130,672
Less: Net income attributable to non-controlling interests	11,389		15,949		52,094		46,903
Net income attributable to Tradeweb Markets Inc.	$55,060		$41,329		$166,296		$83,769

EPS calculations for post-IPO and pre-IPO periods (1)
Earnings per share
Basic							0.19	(b)
	$0.29	(a)	$0.26	(a)	$0.92	(a)	$0.57	(a)
Diluted							0.19	(b)
	$0.28	(a)	$0.25	(a)	$0.88	(a)	$0.54	(a)
Weighted average shares outstanding
Basic							222,222,197	(b)
	189,795,356	(a)	157,950,550	(a)	180,409,462	(a)	148,013,274	(a)
Diluted							223,320,457	(b)
	197,745,297	(a)	167,069,241	(a)	188,223,032	(a)	156,540,246	(a)

(1)In April 2019, the Company completed the Reorganization Transactions and the IPO, which, among other things, resulted in Tradeweb Markets Inc. becoming the successor of Tradeweb Markets LLC for financial reporting purposes. As a result, earnings per share information for the pre-IPO period is not comparable to the earnings per share information for the post-IPO period. Therefore, earnings per share information is being presented separately for the pre-IPO and post-IPO periods.
(a)Presents information for Tradeweb Markets Inc. (post-IPO period).
(b)Presents information for Tradeweb Markets LLC (pre-IPO period).
See “Basic and Diluted EPS Calculations” and “Presentation” below for additional information.
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TRADEWEB MARKETS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
Dollars in Thousands, Except per Share Data

Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands)
Net income	$66,449	$57,278	$218,390	$173,024
Net interest (income) expense	380	(704)	316	(2,373)
Depreciation and amortization	39,837	36,402	153,789	139,330
Stock-based compensation expense(1)	2,717	2,700	13,025	25,098
Provision for income taxes	16,176	30,889	56,074	52,302
Unrealized foreign exchange (gains) / losses	216	(1,095)	5,665	(2,310)
(Gain)/Loss from revaluation of foreign denominated cash(2)	226	105	614	1,225
Tax receivable agreement liability adjustment(3)	(11,425)	(33,134)	(11,425)	(33,134)
Adjusted EBITDA	$114,576	$92,441	$436,448	$353,162
Less: Depreciation and amortization	(39,837)	(36,402)	(153,789)	(139,330)
Add: Acquisition and Refinitiv Transaction related D&A(4)	28,824	25,443	110,187	97,565
Adjusted EBIT	$103,563	$81,482	$392,846	$311,397
Adjusted EBITDA margin(5)	49.2%	46.9%	48.9%	45.5%
Adjusted EBIT margin(5)	44.4%	41.3%	44.0%	40.2%
(1)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period.
(2)Represents foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(3)Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.
(4)Represents acquisition-related intangibles amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the Refinitiv Transaction and the application of pushdown accounting (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(5)Adjusted EBITDA margin and Adjusted EBIT margin are defined as Adjusted EBITDA and Adjusted EBIT, respectively, divided by gross revenue for the applicable period.

Reconciliation of Net Income to	Quarter Ended December 31,				Year Ended December 31,
Adjusted Net Income and Adjusted Diluted EPS	2020		2019		2020		2019
	(in thousands, except per share amounts)
Earnings per diluted share(1)	$0.28	(a)	$0.25	(a)	$0.88	(a)	$ 0.19 / 0.54	(b)/(a)
Pre-IPO net income attributable to Tradeweb Markets LLC (1)	—		—		—		42,352	(b)
Net income attributable to Tradeweb Markets Inc.(1)	55,060	(a)	41,329	(a)	166,296	(a)	83,769	(a)
Net income attributable to non-controlling interests (1)(2)	11,389	(a)	15,949	(a)	52,094	(a)	46,903	(a)
Net income(1)	$66,449	(a)	$57,278	(a)	$218,390	(a)	$173,024	(b)/(a)
Provision for income taxes	16,176		30,889		56,074		52,302
Acquisition and Refinitiv Transaction related D&A(3)	28,824		25,443		110,187		97,565
Stock-based compensation expense(4)	2,717		2,700		13,025		25,098
Unrealized foreign exchange (gains) / losses	216		(1,095)		5,665		(2,310)
Loss from revaluation of foreign denominated cash(5)	226		105		614		1,225
Tax receivable agreement liability adjustment(6)	(11,425)		(33,134)		(11,425)		(33,134)
Adjusted Net Income before income taxes	103,183		82,186		392,530		313,770
Adjusted income taxes(7)	(22,700)		(21,697)		(86,357)		(82,835)
Adjusted Net Income	$80,483		$60,489		$306,173		$230,935
Adjusted Diluted EPS(1)(8)	$0.34	(a)	$0.26	(a)	$1.31	(a)	$ 0.23 / 0.77	(b)/(a)

(1)In April 2019, the Company completed the Reorganization Transactions and the IPO. As a result, certain earnings information is being presented separately for Tradeweb Markets LLC and Tradeweb Markets Inc.
(a)Presents information for Tradeweb Markets Inc. (post-IPO period).
(b)Presents information for Tradeweb Markets LLC (pre-IPO period).
See the “Basic and Diluted EPS Calculations” table below for additional information.
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(2)For post-IPO periods, represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.
(3)Represents acquisition-related intangibles amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the Refinitiv Transaction and the application of pushdown accounting (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(4)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period.
(5)Represents foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(6)Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.
(7)Represents corporate income taxes at an assumed effective tax rate of 22.0% applied to Adjusted Net Income before income taxes for the year ended December 31, 2020 and 26.4% applied to Adjusted Net Income before income taxes for the year ended December 31, 2019. For pre-IPO periods, this adjustment assumes Tradeweb Markets LLC was subject to a corporate tax rate for the periods presented.
(8)Due to the Reorganization Transactions and the IPO completed in April 2019, shares outstanding during the year ended December 31, 2019 represent shares of TWM LLC (pre-IPO period) and shares of Class A and Class B common stock of Tradeweb Markets, Inc. (post-IPO period). Shares outstanding during the year ended December 31, 2020 represent shares of Class A and Class B Common Stock of Tradeweb Markets Inc. (post-IPO period). For a summary of the calculation of Adjusted Diluted EPS, see "Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding" below.

The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding				Post-IPO Period	Pre-IPO Period
	Quarter Ended December 31, 2020	Quarter Ended December 31, 2019	Year Ended December 31, 2020	Year Ended December 31, 2019	Year Ended December 31, 2019

Diluted weighted average TWM LLC shares outstanding	—	—	—	—	223,320,457
Diluted weighted average shares of Class A and Class B common stock outstanding	197,745,297	167,069,241	188,223,032	156,540,246	—
Assumed exchange of LLC interests for shares of Class A or Class B common stock (1)	38,176,219	64,479,008	45,828,289	74,279,741	—
Adjusted diluted weighted average shares outstanding	235,921,516	231,548,249	234,051,321	230,819,987	223,320,457
Adjusted Net Income (in thousands)	$80,483	$60,489	$306,173	$178,745	$52,190
Adjusted Diluted EPS	$0.34	$0.26	$1.31	$0.77	$0.23
(1)Assumes the full exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

Reconciliation of Operating Expenses to Adjusted Expenses	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands)
Operating Expenses	$161,496	$142,979	$629,304	$585,747
Acquisition and Refinitiv Transaction related D&A(1)	(28,824)	(25,443)	(110,187)	(97,565)
Stock-based compensation expense(2)	(2,717)	(2,700)	(13,025)	(25,098)
Unrealized foreign exchange gains / (losses)	(216)	1,095	(5,665)	2,310
Loss from revaluation of foreign-denominated cash(3)	(226)	(105)	(614)	(1,225)
Adjusted Expenses	$129,513	$115,826	$499,813	$464,169

(1)Represents acquisition-related intangibles amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the Refinitiv Transaction and the application of pushdown accounting (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(2)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period.
(3)Represents foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

Reconciliation of Cash Flows from Operating Activities to Free Cash Flow	Year Ended December 31, 2020
(in thousands)
Cash flow from operating activities	$443,234
Less: Capitalization of software development costs	(31,046)
Less: Purchases of furniture, equipment and leasehold improvements	(11,490)
Free Cash Flow	$400,698

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TRADEWEB MARKETS INC.
BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)
Dollars in Thousands, Except per Share Data

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc. (post-IPO period) and Tradeweb Markets LLC (pre-IPO period):

EPS: Post-IPO net income attributable to Tradeweb Markets Inc.	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands, except share and per share amounts)
Numerator:
Post-IPO net income attributable to Tradeweb Markets Inc.	$55,060	$41,329	$166,296	$83,769

Denominator:
Weighted average shares of Class A and Class B common stock outstanding - Basic	189,795,356	157,950,550	180,409,462	148,013,274
Dilutive effect of equity-settled PRSUs	2,776,023	2,675,831	2,472,801	2,464,137
Dilutive effect of options	4,924,119	6,442,860	5,179,109	6,062,835
Dilutive effect of RSUs	249,799	—	161,660	—
Weighted average shares of Class A and Class B common stock outstanding - Diluted	197,745,297	167,069,241	188,223,032	156,540,246

Earnings per share - Basic	$0.29	$0.26	$0.92	$0.57
Earnings per share - Diluted	$0.28	$0.25	$0.88	$0.54

EPS: Pre-IPO net income attributable to Tradeweb Markets LLC(1)				Year Ended December 31, 2019
				(in thousands, except share and per share amounts)
Numerator:
Pre-IPO net income attributable to Tradeweb Markets LLC				$42,352

Denominator:
Weighted average LLC Interests outstanding - Basic				222,222,197
Dilutive effect of equity-settled PRSUs				1,098,260
Weighted average LLC Interests outstanding - Diluted				223,320,457

Earnings per share - Basic				$0.19
Earnings per share - Diluted				$0.19

(1)Earnings per share and weighted average shares outstanding for the pre-IPO period has been computed to give effect to the Reorganization Transactions, including the amendment and restatement of the fourth amended and restated limited liability company agreement of Tradeweb Markets LLC to, among other things, (i) provide for a new single class of common membership interests in Tradeweb Markets LLC (“LLC Interests”) and (ii) exchange all of the original members’ existing membership interests for LLC interests.

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TRADEWEB MARKETS INC.
GROSS REVENUES BY ASSET CLASS (UNAUDITED)

	Quarter Ended December 31,		Year Ended December 31,
Revenues	2020	2019	2020	2019
	(dollars in thousands)
Rates	$121,699	$107,539	$476,327	$434,197
Credit	59,255	43,542	212,554	162,154
Equities	15,011	11,665	61,709	46,912
Money Markets	10,382	10,028	42,620	40,392
Market Data	20,864	19,361	76,521	70,723
Other	5,865	5,173	22,928	21,188
Gross revenue	$233,076	$197,308	$892,659	$775,566

	Quarter Ended		Quarter Ended		Year Ended		Year Ended
	December 31, 2020		December 31, 2019		December 31, 2020		December 31, 2019
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed
	(dollars in thousands)
Rates	$69,045	$52,654	$57,145	$50,394	$270,826	$205,501	$232,423	$201,774
Credit	53,205	6,050	38,231	5,311	189,789	22,765	141,343	20,811
Equities	12,202	2,809	9,272	2,393	51,536	10,173	38,515	8,397
Money Markets	6,336	4,046	6,221	3,807	26,308	16,312	25,461	14,931
Market Data	—	20,864	—	19,361	—	76,521	—	70,723
Other	—	5,865	—	5,173	—	22,928	—	21,188
Gross revenue	$140,788	$92,288	$110,869	$86,439	$538,459	$354,200	$437,742	$337,824

TRADEWEB MARKETS INC.
AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Quarter Ended December 31,		YoY
	2020	2019	% Change
Rates	$2.05	$2.03	1.4%
Cash Rates	$1.82	$2.02	(10.2)%
Rates Derivatives	$2.42	$2.03	19.1%
Swaps / Swaptions Tenor (greater than 1 year)	$3.47	$2.63	32.3%
Other Rates Derivatives(1)	$0.17	$0.18	(6.7)%

Credit	$47.52	$46.17	2.9%
Cash Credit(2)	$129.27	$133.93	(3.5)%
Credit Derivatives and U.S. Cash 'EP'	$7.55	$7.32	3.2%

Equities	$15.38	$16.12	(4.6)%
Cash Equities	$22.39	$24.80	(9.7)%
Equity Derivatives	$6.79	$7.23	(6.0)%

Money Markets (Cash)	$0.31	$0.47	(34.7)%

Total Fees per Million	$2.51	$2.59	(3.2)%
Total Fees per Million excluding Other Rates Derivatives(3)	$2.70	$2.76	(2.2)%

(1)Includes Swaps/Swaptions of tenor less than 1 year and Rates Futures.
(2)The "cash credit" category represents the "credit" asset class excluding (1) credit derivatives and (2) U.S. High Grade and High Yield electronically processed ("EP") activity.
(3)Included to contextualize the impact of short-tenored Swaps/Swaptions and Rates Futures on blended fees per million across all periods presented.

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TRADEWEB MARKETS INC.
AVERAGE DAILY VOLUME (UNAUDITED)

		2020 Q3
		2020 Q4		2019 Q4		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	327,865	20,382,030	267,714	16,639,296	22.47%
	U.S. Government Bonds	91,733	5,687,470	77,007	4,774,459	19.12%
	European Government Bonds	24,942	1,596,300	19,644	1,257,195	26.97%
	Mortgages	207,291	12,852,011	167,950	10,412,907	23.42%
	Other Government Bonds	3,899	246,248	3,113	194,735	25.26%
	Derivatives	209,442	13,220,482	183,550	11,551,936	14.11%
	Swaps/Swaptions ≥ 1Y	142,921	9,001,633	138,746	8,739,588	3.01%
	Swaps/Swaptions < 1Y	65,988	4,185,769	44,165	2,772,698	49.41%
	Futures	534	33,080	639	39,650	(16.55)%
	Total	537,308	33,602,512	451,264	28,191,232	19.07%
Credit	Cash	8,328	516,514	6,015	373,866	38.46%
	U.S. High Grade	4,393	272,335	3,223	199,833	36.28%
	U.S. High Yield	604	37,455	357	22,152	69.08%
	European Credit	1,541	98,623	1,299	83,106	18.67%
	Municipal Bonds	199	12,350	217	13,426	(8.02)%
	Chinese Bonds	1,501	90,057	864	51,812	73.81%
	Other Credit Bonds	91	5,695	56	3,537	61.94%
	Derivatives	9,587	603,015	7,218	454,130	32.82%
	Swaps	9,587	603,015	7,218	454,130	32.82%
	Total	17,915	1,119,529	13,233	827,996	35.38%
Money Markets	Cash	330,296	20,615,266	212,333	13,211,137	55.56%
	Repurchase Agreements (Repo)	319,216	19,927,191	194,193	12,084,004	64.38%
	Other Money Markets	11,080	688,075	18,140	1,127,132	(38.92)%
	Total	330,296	20,615,266	212,333	13,211,137	55.56%
Equities	Cash	6,826	436,848	4,547	291,036	50.10%
	U.S. ETFs	4,656	297,966	2,974	190,351	56.53%
	Europe ETFs	2,170	138,882	1,573	100,685	37.94%
	Derivatives	5,568	356,342	4,440	284,188	25.39%
	Options/Convertibles/Swaps	2,639	168,879	2,628	168,192	0.41%
	Futures	2,929	187,463	1,812	115,995	61.61%
	Total	12,394	793,190	8,988	575,224	37.89%

		ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	YoY
	Total	897,913	56,130,497	685,818	42,805,589	30.93%

To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/.
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FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including full-year 2021 guidance, and future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements. In addition, statements herein relating to the COVID-19 pandemic, the potential impacts of which remain inherently uncertain, are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
PRESENTATION
The historical financial information and other disclosures contained in this press release relate to periods that ended both prior to and after the completion of the Reorganization Transactions and the IPO of Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”). The IPO closed on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose only material assets consist of its equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries. The historical financial information contained in this press release relating to periods prior to and including March 31, 2019, which we refer to as the “pre-IPO period,” pertain to TWM LLC, the predecessor of Tradeweb Markets Inc. for financial reporting purposes. The historical financial information contained in this press release relating to periods beginning on April 1, 2019, and through and including December 31, 2020, which we refer to as the “post-IPO period,” pertain to Tradeweb Markets Inc. The pre-IPO period excludes, and the post-IPO period includes, our financial results from April 1, 2019 through April 3, 2019, which are not material.
TRADEWEB SOCIAL MEDIA
Investors and others should note that Tradeweb Markets announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb Markets, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and Twitter. The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb Markets to monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

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NON-GAAP FINANCIAL MEASURES
This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, which are supplemental financial measures that are not calculated or presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.

We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.

See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, earnings per share, operating income, operating expenses or cash flow from operating activities or any other financial measure derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
We present certain growth information on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency growth, which is a non-GAAP financial measure, is defined as growth excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the average exchange rates for the prior period. We use constant currency growth as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency growth information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP, and may not be comparable to similarly titled measures used by other companies.

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